SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street

Branford, Connecticut 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2006 the stockholders of 454 Life Sciences Corporation (“454”), our 66% majority-owned subsidiary, approved the 454 2006 Equity Incentive Plan (the “Plan”) which was adopted by the Board of Directors of 454 on April 10, 2006. The Plan authorizes the grant of up to 1,500,000 shares of the common stock of 454 plus an annual increase to be added on the first day of each of 454’s fiscal years during the period beginning in fiscal year 2007 and ending on the second day of fiscal year 2016 equal to the lesser of (i) 1,500,000 shares of common stock, (ii) 3% of the outstanding shares on such date or (iii) an amount determined by the Board of Directors of 454. The Plan provides for the issuance of incentive stock options to employees of 454 and CuraGen Corporation (“CuraGen”) and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, directors and consultants of 454 and CuraGen.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	454 Life Sciences Corporation 2006 Equity Incentive Plan

99.2	454 Life Sciences Corporation Form of Nonstatutory Stock Option Agreement

99.3	454 Life Sciences Corporation Form of Incentive Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: May 24, 2006	By:	/s/ David M. Wurzer
	Name:	David M. Wurzer
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	454 Life Sciences Corporation 2006 Equity Incentive Plan

99.2	454 Life Sciences Corporation Form of Nonstatutory Stock Option Agreement

99.3	454 Life Sciences Corporation Form of Incentive Stock Option Agreement